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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated December 13, 2004, with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in this Annual Report (Form 10-K) for the year ended September 30, 2004 in each of the following:

      (i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan,

      (ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan,

      (iii) the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company and Post-Effective Amendment No. 1 thereto pertaining to the shelf registration of debt securities,

      (iv) the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company pertaining to the registration of $300,000,000 of debt securities,

      (v) the Registration Statement (Form S-8 No. 333-62346) pertaining to Amendment No. 1 to the Rock-Tenn Company 1993 Employee Stock Option Plan and the 2000 Incentive Stock Plan, and

      (vi) the Registration Statement (Form S-8 No. 333-104870) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan.


                                           Ernst & Young LLP

Atlanta, Georgia
December 13, 2004